SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant     ☑
Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☑           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Capitol Bancorp Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:
(2)           Form, Schedule or Registration Statement No.:
(3)           Filing Party:
(4)           Date Filed:

PRELIMINARY DRAFT – SUBJECT TO COMPLETION

______________________, 2008

Dear Shareholder:

A Special Meeting of Shareholders (the “Special Meeting”) of Capitol Bancorp Limited, a Michigan corporation (“Capitol”) will be held at Capitol’s office at the Capitol Bancorp Center, 200 N. Washington Square, Lansing, Michigan on Monday, November 17, 2008 at 1:00 p.m., Eastern Standard Time.

The attached Notice of Special Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Special Meeting.  Shareholders will be asked to amend Capitol’s Articles of Incorporation to authorize Capitol to issue up to 20,000,000 shares of preferred stock and authorize the adjournment, postponement or continuation of the Special Meeting.  Directors and officers of Capitol will be present at the Special Meeting to respond to questions that you may have.

Your vote is important regardless of the number of shares you own or whether you attend the Special Meeting or not.  Whether or not you plan to attend the Special Meeting, it is urgent that you vote your shares as soon as possible.  If passed, Proposal One may allow Capitol to take advantage of low-cost capital-raising opportunities provided through new federal programs.  If you attend the Special Meeting, you may withdraw your proxy and vote in person, even if you have previously voted.

Sincerely, JOSEPH D. REID Chairman and Chief Executive Officer

Capitol Bancorp Center 200 N. Washington Square Lansing, Michigan 48933	2777 E. Camelback Road, Suite 375 Phoenix, Arizona 85016

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on Monday, November 17, 2008

A Special Meeting of Shareholders (the “Special Meeting”) of Capitol Bancorp Limited, a Michigan corporation (“Capitol”) will be held at Capitol’s office at the Capitol Bancorp Center, 200 N. Washington Square, Lansing, Michigan on Monday, November 17, 2008 at 1:00 p.m., Eastern Standard Time.

The Special Meeting is for the purpose of considering and acting upon the following proposals:

1.	To act on a proposed amendment to the Articles of Incorporation to authorize issuance of up to 20,000,000 shares of preferred stock.
2.	To grant management the authority to adjourn, postpone or continue the Special Meeting.
3.	To conduct such other business as may properly come before the Special Meeting or any adjournments thereof.

Capitol’s Board of Directors is not aware of any other business to come before the Special Meeting.

Action may be taken on the foregoing proposals at the Special Meeting on the date specified, or on any dates to which, by original or later adjournment, the Special Meeting may be adjourned.  Shareholders of record at the close of business on October 23, 2008 are entitled to vote at the Special Meeting and any adjournments thereof.

Your vote is important.  Whether or not you are able to attend the Special Meeting in person, it is important that your shares be represented.  We urge you to vote your shares via the toll-free telephone number or over the Internet as described in the enclosed materials.  If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.  Your vote can be changed if you attend the Special Meeting, withdraw your proxy and vote in person.  Please vote as soon as possible.

Lansing, Michigan
_____________, 2008

The Notice of Special Meeting and Proxy Statement were first mailed to shareholders on or about ______________, 2008.  The cost of solicitation of proxies will be borne by Capitol.  The prompt voting by shareholders will save the expense of further requests for proxies in order to obtain a quorum.

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, YOUR VOTE IS IMPORTANT.

Proxy Statement
Special Meeting of Shareholders

November 17, 2008

INTRODUCTION

We are sending this proxy statement to you as a shareholder of Capitol Bancorp Limited, a Michigan corporation, in connection with the solicitation of proxies for the special meeting of shareholders to be held at Capitol’s office at the Capitol Bancorp Center, 200 N. Washington Square, Lansing, Michigan on Monday, November 17, 2008 at 1:00 p.m., Eastern Standard Time.  Capitol’s Board of Directors (the “Board of Directors”) is soliciting proxies for use at the Special Meeting and at any postponements or adjournments thereof.  Only shareholders of record as of the close of business on October 23, 2008, which we refer to as the record date, will be entitled to vote at the Special Meeting.  The proxy solicitation materials for the Special Meeting will be distributed to shareholders of record on or about __________, 2008.

INFORMATION ABOUT THE SPECIAL MEETING

Why is Capitol holding a Special Shareholders’ Meeting?

            The recent challenges experienced as a result of turbulence in the financial markets make it necessary for financial institutions to not only preserve existing capital, but to supplement such capital as a protection against further economic difficulties.  Recently, certain capital-raising opportunities have been presented by the federal government that provide Capitol with options to generate capital in a low-cost manner.  While the Corporation’s capital position is already sound, management would like to consider these opportunities to ensure that during these uncertain times, Capitol is well-positioned to support its existing operations as well as anticipated future growth.

When is the Special Meeting?

Monday, November 17, 2008 at 1:00 p.m., Eastern Standard Time.

Where will the Special Meeting be held?

At Capitol’s office at the Capitol Bancorp Center, 200 N. Washington Square, Lansing, Michigan.

What items will be voted upon at the Special Meeting?

Shareholders will be voting on the following matters:

1.	To act on a proposed amendment to the Articles of Incorporation to authorize the issuance of up to 20,000,000 shares of preferred stock.
2.	To grant management the authority to adjourn, postpone or continue the Special Meeting.
3.	To conduct such other business as may properly come before the Special Meeting or any adjournments thereof.

Why is the amendment to the Articles necessary?

The Board of Directors believes that the creation of preferred stock is advisable and in the best interests of Capitol and its shareholders for several reasons.  The authorization of the preferred stock would permit the Board of Directors to issue such stock without further shareholder approvals or delay and, thereby, provide Capitol with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes.  The preferred stock would enable Capitol to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders’ meeting to approve a contemplated stock issuance.  The Board of Directors believes that this will also help to reduce costs because it will not have to seek additional shareholder approval to issue the preferred shares unless it is required to obtain shareholder approval for the transaction under the rules of any quotation board or stock exchange to which it is subject.  Although Capitol presently contemplates no particular transaction involving the issuance of preferred stock other than consideration of the federal government’s limited purchase of preferred stock in financial institutions, such as Capitol, under its Capital Purchase Program of the Emergency Economic Stabilization Act of 2008, management of Capitol believes that preferred stock may be a component in future raising of capital.

Who can vote?

You are entitled to vote your common stock if Capitol’s records show that you held shares of Capitol’s common stock as of the close of business on October 23, 2008, the record date for the Special Meeting.

Each shareholder is entitled to one vote for each share of common stock held on October 23, 2008.  On October 23, 2008, there were _________ shares of common stock issued and outstanding.  Common stock is Capitol’s only class of voting securities.

How do I vote?

You can vote on matters that are properly presented at the Special Meeting in four ways:

•	Vote by Internet at http://www.proxyvote.com, by following the instructions provided; or
•	Vote by phone by calling toll-free 1-800-690-6903 and following the instructions; or
•	Vote by returning your proxy card by mail; or
•	You may attend the Special Meeting and cast your vote in person.

If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card.

Unless you instruct otherwise, your proxies will vote your shares FOR the amendment to the Articles of Incorporation to authorize issuance of the preferred stock, FOR the proposal to adjourn, postpone and continue the Special Meeting and in their discretion on any other proposal considered at the Special Meeting.

How do I vote if my shares are held in “street name”?

If your shares are held in an account at a brokerage firm, a bank, or other nominee, then that party is considered the shareholder of record for voting purposes and should give you instructions for voting your shares.  As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Can the proxy materials be accessed electronically?

           We are sending the proxy materials to shareholders on or about the date of this proxy statement by first-class U.S. mail.  The proxy materials are also available on the Internet and can be accessed at www.capitolbancorp.com.

How do I change or revoke my proxy?

Shareholders who execute proxies retain the right to revoke them at any time before they are exercised.  Unless revoked, the shares represented by such proxies will be voted at the Special Meeting and all adjournments thereof.  Proxies may be revoked by written notice to the Secretary or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.  A proxy will not be voted if a particular shareholder attends the Special Meeting and revokes his/her proxy by notifying the Secretary at the Special Meeting.  Any shareholder who attends the Special Meeting and revokes his/her proxy may vote in person.  However, your attendance at the Special Meeting alone will not revoke your proxy.  If you instructed a broker, bank or other nominee to vote your shares and you would like to revoke or change your vote, then you must follow their instructions.  Proxies solicited by Capitol’s Board of Directors will be voted according to the directions given therein.  Where no instructions are indicated, proxies will be voted FOR the amendment to the Articles of Incorporation to authorize issuance of the preferred stock, FOR the proposal to adjourn, postpone and continue the Special Meeting and in their discretion on any other proposal considered at the Special Meeting.

If I vote in advance can I still attend the Special Meeting?

Yes.  You are encouraged to vote promptly by Internet, telephone or by returning a proxy card by mail so that your shares will be represented at the Special Meeting.  However, voting your shares does not affect your right to attend the Special Meeting and vote your shares in person.

What constitutes a quorum and how many votes are required for the proposals?

Capitol will have a quorum and will be able to conduct the business of the Special Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the Special Meeting, either in person or by proxy.  There were ___________ shares of Capitol’s common stock issued and outstanding on October 23, 2008, the record date.  A majority of the issued and outstanding shares, or ___________ shares, present or represented by proxy, constitutes a quorum.  A quorum must exist to conduct business at the Special Meeting.

Routine and Non-Routine Proposals.  New York Stock Exchange (NYSE) rules determine whether proposals presented at shareholder meetings are routine or not routine.  If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner.  If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions.  A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions.

We have been advised by the NYSE that the amendment to the Articles of Incorporation and the proposal to adjourn, postpone or continue the Special Meeting are non-routine items.

Broker Vote. If you hold your shares in a bank or brokerage account you should be aware that if you fail to instruct your bank or broker how to vote within 10 days of the Special Meeting, the bank or broker is not permitted to vote your shares in its discretion on your behalf on non-routine items. If you want to assure that your shares are voted in accordance with your wishes on the non-routine matters in this proxy statement, you should complete and return your voting instruction form before November 14, 2008.

Votes Required for the Approval of the Proposals.  To approve the two proposals, the following proportion of votes is required:

Item	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
Certificate of Amendment to the Articles of Incorporation	Approval of the majority of the outstanding shares entitled to vote at the Special Meeting	Considered as votes against the proposal

Adjournment, Postponement or Continuation of the Special Meeting	Approval of the majority of the votes cast at the Special Meeting	Not considered as votes cast

Capitol’s policy is to keep confidential proxy cards, ballots and voting tabulations that identify individual shareholders.  However, exceptions to this policy may be necessary in some instances to comply with legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.

Do shareholders have rights of appraisal in regards to the proposal?

            Under applicable Michigan law, Capitol’s shareholders are not entitled to appraisal rights with respect to the proposal to approve the Certificate of Amendment to Capitol’s Articles of Incorporation to authorize the issuance of preferred stock or the proposal to adjourn, postpone or continue the Special Meeting.

What is the recommendation of Capitol’s Board of Directors?

Capitol’s Board of Directors recommends that each shareholder vote FOR the Certificate of Amendment to the Articles of Incorporation and FOR the proposal to adjourn, postpone or continue the Special Meeting.

What will the consequences be if Proposal One is not approved?

If Proposal One is not approved, Capitol would have a distinct disadvantage against competitors in the current environment and will be limited in its ability to raise and attract capital to sustain the growth of Capitol in the future.

Who pays for the solicitation of proxies?

The accompanying proxy is being solicited by Capitol’s Board of Directors.  Capitol will bear the cost of soliciting the proxies.  Officers and other management employees of Capitol will receive no additional compensation for the solicitation of proxies and may use mail, e-mail, personal interview and/or telephone.

Does Capitol send multiple proxy statements to two or more security holders who share an address?

Capitol only sends one set of proxy materials to security holders who share the same address and name unless Capitol has received contrary instructions.  If each security holder desires to have their own copy, they may notify Capitol of that fact either orally or in writing.  Notifications can be directed to Capitol Bancorp Limited, Capitol Bancorp Center, 200 N. Washington Square, Lansing, Michigan 48933 or via telephone at (517) 487-6555.  Similarly, security holders may also contact Capitol if they receive multiple copies of proxy materials and would prefer to receive a single copy in the future.

PROPOSAL ONE:
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

Under Capitol’s existing Articles of Incorporation, Capitol does not have the authority to issue preferred stock.  If the shareholders approve Proposal One to amend the Articles of Incorporation, Capitol will be authorized to issue up to 20,000,000 shares of preferred stock, no par value per share (the “Certificate of Amendment”).  The preferred stock to be authorized (“Preferred Stock”) would have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors from time to time.  As such, the Preferred Stock would be available for issuance without further action by Capitol’s shareholders, except as may be required by applicable law or pursuant to the requirements of the exchange or quotation system upon which Capitol’s securities are then trading or quoted.

The Board of Directors believes that the authorization of the Preferred Stock is advisable and in the best interests of Capitol and its shareholders for several reasons.  The authorization of the Preferred Stock would permit the Board of Directors to issue such stock without shareholder approval and, thereby, provide Capitol with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes.  The Preferred Stock would enable Capitol to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special shareholders’ meeting to approve a contemplated stock issuance.  The Board of Directors believes that this will also help to reduce costs because it will not have to seek shareholder approval to issue the shares of the Preferred Stock unless it is required to obtain shareholder approval for the transaction under the rules of any quotation board or stock exchange to which it is subject.  Although Capitol presently contemplates no particular transaction involving the issuance of Preferred Stock other than the potential for the federal government’s limited purchase of preferred stock in financial institutions, such as Capitol, under its Capital Purchase Program of the Emergency Economic Stabilization Act of 2008, Capitol’s management believes that Preferred Stock would be a likely component in any future raising of capital.

The full text of the proposed Certificate of Amendment is attached to this proxy statement as Appendix A. If the Certificate of Amendment is approved, Capitol’s Board of Directors would be authorized to issue Preferred Stock in one or more series, from time to time, with full or limited voting powers, or without voting powers, and with all designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions upon the Preferred Stock, as may be provided in the resolution or resolutions adopted by Capitol’s Board of Directors.  The authority of Capitol’s Board of Directors includes, but it not limited to, the determination or fixing of the following with respect to shares of any class or series of Preferred Stock:

•	the number of shares (up to the number of shares authorized) and designation of any series of Preferred Stock;

•	the dividend rate and whether dividends are to be cumulative;

•	whether shares are to be redeemable, and, if so, whether redeemable for cash, property or rights;

•	the rights to which the holders of shares shall be entitled, and the preferences, if any, over any other series;

•	whether the shares shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, upon what conditions;

•
whether the shares will be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock and the terms and conditions of the conversion or exchange;

•	the voting powers, full or limited, if any, of the shares;

•
whether the issuance of any additional shares, or of any shares of any other series, will be subject to restrictions as to issuance, or as to the powers, preferences or rights of any of these other series; and

•	any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions.

The actual effect of the issuance of any shares of the Preferred Stock upon the rights of holders of common stock cannot be stated until the Board of Directors determines the specific rights of any shares of the Preferred Stock.  However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock or impairing the liquidation rights of the common stock without further action by the shareholders.  Holders of Capitol’s common stock will not have preemptive rights with respect to the Preferred Stock.

Although Capitol may consider issuing shares of the Preferred Stock in the future for purposes of raising additional capital or in connection with acquisition transactions, there are currently no binding agreements or commitments with respect to the issuance of the Preferred Stock.

CAPITOL BANCORP’S BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS A VOTE
FOR” THE PROPOSED CERTIFICATE OF AMENDMENT TO THE ARTICLES OF
INCORPORATION.

PROPOSAL TWO: ADJOURNMENT, POSTPONEMENT OR CONTINUATION OF THE SPECIAL
MEETING

If at the Special Meeting the number of shares of Capitol’s common stock present or represented and voting in favor of the Certificate of Amendment to the Articles of Incorporation is insufficient to approve Proposal One, Capitol’s management may move to adjourn, postpone or continue the Special Meeting in order to enable its Board of Directors to continue to solicit additional proxies in favor of the proposal to amend the Articles of Incorporation. In that event, you will be asked to vote only upon the adjournment, postponement or continuation proposal and not Proposal One.

In this proposal, Capitol is asking you to authorize the holder of any proxy solicited by its Board of Directors to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments.  If Capitol’s shareholders approve the adjournment, postponement or continuation proposal, Capitol could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the proposal to amend the Articles of Incorporation, including the solicitation of proxies from the shareholders that have previously voted against such proposal to amend Capitol’s Articles of Incorporation.  Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against the proposal to amend the Articles of Incorporation have been received, Capitol could adjourn, postpone or continue the Special Meeting without a vote on the proposal to amend the Articles of Incorporation and seek to convince the holders of those shares to change their votes to votes in favor of the approval of the amendment to the Articles of Incorporation.

The adjournment, postponement or continuation proposal requires that holders of more of Capitol’s shares vote in favor of the adjournment, postponement or continuation proposal than vote against the proposal.  Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal.  No proxy that is specifically marked AGAINST the proposal to amend the Articles of Incorporation will be voted in favor of the adjournment, postponement or continuation proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

Capitol’s Board of Directors believes that if the number of shares of its common stock present or represented at the Special Meeting and voting in favor of the proposal to amend the Articles of Incorporation is insufficient to approve the amendment, it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the amendment.

CAPITOL BANCORP’S BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS A VOTE
“FOR” THE PROPOSAL TO ADJOURN, POSTPONE OR CONTINUE THE SPECIAL MEETING.

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STOCK OWNERSHIP

The following table sets forth information as of September 30, 2008 (except where a different date is mentioned) regarding each person (including any group as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934) who was known to be the beneficial owner of more than 5% of Capitol’s common stock as of that date, each of the directors, the Chief Executive Officer and the four other named executive officers, and all directors and executive officers as a group including the named executive officers:

Name of Beneficial Owner	Common Stock(1)(2)(3)	Rights to Acquire(4)	Restricted Stock(5)		Percent of Common Stock(6)

FMR, LLC* 82 Devonshire Street Boston, MA 02109	1,089,263	—	—		6.29%

Joseph D. Reid 200 N. Washington Square Lansing, MI 48933	1,034,975	1,435,053	66,127	(7)	13.51%
Michael L. Kasten(8)	255,629	15,902	—		1.56%
Lyle W. Miller(9)	108,550	8,025	—		* *
David O'Leary	85,158	9,498	—		* *
Paul R. Ballard	103,237	11,237	—		* *
David L. Becker	84,322	6,346	—		* *
Douglas E. Crist	44,475	7,931	—		* *
Michael J. Devine	12,146	8,631	—		* *
James C. Epolito	4,194	9,363	—		* *
Gary A. Falkenberg	62,962	7,931	—		* *
Joel I. Ferguson(10)	58,014	5,431	—		* *
Kathleen A. Gaskin	29,564	7,079	—		* *
H. Nicholas Genova	14,260	6,346	—		* *
Michael F. Hannley	64,469	34,903	5,000		* *
Richard A. Henderson	4,244	4,671	—		* *
Lewis D. Johns	250,963	10,507	—		1.51%
John S. Lewis	47,258	20,000	2,000		* *
Leonard Maas(11)	69,146	6,346	—		* *
Myrl D. Nofziger	44,180	6,346	—		* *
Cristin K. Reid(12)	36,621	48,407	2,000		* *
Ronald K. Sable	33,833	6,346	—		* *
Lee W. Hendrickson(13)	17,142	88,627	2,000		* *
Bruce A. Thomas	14,939	54,000	2,000		* *
All directors and executive officers as a group (49 Persons)(14)	2,808,418	2,052,342	79,127		25.48%
*      FMR, LLC is a nonaffiliated entity of Capitol.  The number of shares and percent of common stock reported above is based on Form 13G filed by FMR, LLC as of December 31, 2007.
**   Less than 1%

(1)
Represents shares for which the named person (a) has sole voting and investment power or (b) has shared voting and investment power. Excluded are shares that (i) are restricted stock holdings or (ii) may be acquired through stock option or warrant exercises.

(2)	Includes shares held in Capitol's 401(k) plan: 24,261 for Mr. Reid; 599 for Mr. Lewis; 8,947 for Ms. Reid; 11,001 for Mr. Hannley; and 536 for Mr. Thomas.
(3)	Includes shares allocated and held in Capitol's Employee Stock Ownership Plan: 3,213 for Ms. Reid; 1,540 for Mr. Hannley; 3,124 for Mr. Hendrickson; 1,577 for Mr. Lewis and 2,590 for Mr. Thomas.
(4)	Represents shares of common stock that can be acquired through stock options exercisable.
(5)
Represents shares of common stock subject to a vesting schedule, achievement of certain performance criteria, forfeiture risk and other restrictions. Although these shares are subject to forfeiture provisions, the holder has the right to vote the shares and receive dividends until they are forfeited.

(6)	Assumes shares that such person has rights to acquire are outstanding.
(7)
214,169 shares of restricted stock were issued to Mr. Reid on May 9, 2003.  Such shares vest in equal amounts of 20% on January 1 of each year beginning on January 1, 2005 provided that Capitol achieves certain growth targets.  The stock was granted under the terms of the Capitol Bancorp Limited Management Incentive Plan.   The shares listed represent the unvested portion of such grant as well as 23,290 shares granted in 2008 under the 2007 Equity Incentive Plan.

(8)	Mr. Kasten has 80,000 shares pledged as security.
(9)	Mr. Miller has 35,300 shares pledged as security.
(10)	Mr. Ferguson has 3,000 shares pledged as security.
(11)	Mr. Maas has 31,887 shares pledged as security.
(12)	Ms. Reid has 1,461 shares pledged as security. Excludes 40,961 stock options and 2,000 shares of restricted stock held by Brian K. English, Capitol's General Counsel and Ms. Reid's husband.
(13)	Mr. Hendrickson has 1,394 shares pledged as security.
(14)
Includes 103,416 shares held in Capitol's 401(k) Plan, 67,177 shares allocated and held in Capitol's Employee Stock Ownership Plan, and 129,343 shares allocated and held in Capitol’s Directors’ Deferred Compensation Plan.  As a group, all directors and executive officers have 172,531 shares pledged as security.

OTHER MATTERS

Capitol’s Board of Directors is not aware of any business to come before the Special Meeting other than those matters described above in this proxy statement.  However, if any other matters should properly come before the Special Meeting, including matters relating to the conduct of the Special Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of those voting the proxies.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Capitol.  In addition to solicitations by mail, directors, officers and regular employees of Capitol may solicit proxies personally or by telephone without additional compensation.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports by delivering a single set of proxy materials to one address shared by two or more of our shareholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.  Capitol only sends one proxy statement to security holders who share the same address and name unless Capitol has received contrary instructions.  If each security holder desires to have their own copy, they may notify Capitol of that fact either orally or in writing.  Notifications can be directed to Capitol Bancorp Limited, Capitol Bancorp Center, 200 N. Washington Square, Lansing, Michigan 48933 or via telephone at 517-487-6555.  Similarly, security holders may also contact Capitol if they receive multiple copies of the proxy materials and would prefer to receive a single copy in the future.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save us the cost of producing and mailing these documents.  You will be responsible for any costs normally associated with electronic access, such as usage and telephonic charges.

Instructions for registered shareholders who have access to the Internet and agree to receive future annual reports and other proxy materials by accessing our web site (www.capitolbancorp.com) can be found at www.proxyvote.com.  If you hold your common stock in nominee name (such as through a broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.  Shareholders who choose to view future proxy statements and annual reports over the Internet will receive instructions containing the Internet address of those materials, as well as voting instructions, approximately four weeks before future meetings.

If you enroll to view our future annual report and proxy statement electronically and vote your proxy over the Internet, your enrollment will remain in effect for all future shareholders’ meetings unless you cancel it.  To cancel, registered shareholders should access www.proxyvote.com and follow the instructions to cancel your enrollment.  If you hold your stock in nominee name, check the information provided by your nominee holder for instructions on how to cancel your enrollment.

SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in 2009 Proxy Statement

In order for a shareholder proposal to be considered for inclusion in Capitol’s proxy statement for the 2009 Annual Meeting, the written proposal must be received at Capitol's main office at Capitol Bancorp Center, 200 N. Washington Square, Lansing, Michigan 48933, Attention: Corporate Secretary, on or before November 13, 2008.  The use of certified mail, return receipt requested is advised if submitting such a proposal.  The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Other Shareholder Proposals for Presentation at 2009 Annual Meeting

Capitol’s bylaws provide that a shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in Capitol’s proxy statement if proper written notice is received by the Secretary of Capitol at its principal executive offices in Lansing, Michigan, at least 120 days but no more than 180 days in advance of the anniversary of the prior year's annual meeting.  For the 2009 Annual Meeting, director nominations and shareholder proposals must be received no later than December 24, 2008 and no earlier than October 25, 2008.  The nomination or proposal must contain the specific information required by Capitol’s bylaws.  You may request a copy of Capitol’s bylaws by contacting Capitol’s Corporate Secretary, Capitol Bancorp Limited, Capitol Bancorp Center, 200 N. Washington Square, Lansing, Michigan 48933, or by telephone at (517) 487-6555.  Shareholder proposals that are received by Capitol after December 24, 2008, may not be presented in any manner at the 2009 Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

JOSEPH D. REID
Chairman of the Board

200 N. WASHINGTON SQUARE LANSING, MI 48933

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site  and  follow  the  instructions  to  obtain  your  records  and  to  create  an electronic voting instruction form.

    ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Capitol Bancorp Limited in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the
Internet  and,  when  prompted,  indicate  that  you  agree  to  receive  or access shareholder communications electronically in future years.

   VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the cut-off date or meeting date.
Have your proxy card in hand when you call and then follow the instructions.

   VOTE BY MAIL

Mark,  sign  and  date  your  proxy  card  and  return  it  in  the  postage-paid envelope  we  have  provided  or  return  it  to  Capitol  Bancorp  Limited,  c/o
Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If  you  have  not  voted  via  the  Internet  or  telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.

CPTLB1                                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAPITOL BANCORP LIMITED The Board of Directors recommends a vote FOR the following proposals:
For Against Abstain

1. To act on a proposed amendment to the Articles of Incorporation to authorize the issuance of up to 20,000,000 shares of		m m m
preferred stock.

2. To grant management the authority to adjourn, postpone or continue the Special Meeting.		m m m

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special
Meeting.

Yes No

Please indicate if you plan to attend this meeting.	m m

Please  sign  exactly  as  name(s)  appear  hereon.  Joint  owners should  each  sign.  When  signing  as  attorney,  executor, administrator, corporate officer, trustee, guardian or custodian, please give in full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS ON MONDAY, NOVEMBER 17, 2008

The undersigned, having received the Notice of Special Meeting of Shareholders and proxy statement for the Special Meeting of Shareholders to be held on November 17, 2008, revoking any proxy previously given, hereby appoint(s) Joseph D. Reid and David O'Leary, and each of them, with power to appoint his substitute and hereby authorizes them to vote as directed all shares the undersigned is (are) entitled to vote at the Capitol Bancorp Limited 2008 Special Meeting of Shareholders to be held on November 17, 2008 and authorize(s) each to vote in his discretion upon other business as may properly come before the meeting or an adjournment or postponement thereof.

If this signed proxy card contains no specific voting instructions, my (our) shares will be voted "FOR"
the proposed amendment to the Articles of Incorporation to authorize the issuance of the preferred stock, "FOR" the proposal to adjourn, postpone or continue the Special Meeting, and in the discretion of the named proxies on all other matters.

Appendix A

BCS/CD-515 (Rev. 03/07)
MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
(Date Received)	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	(For Bureau Use Only)

Phillip D. Torrence, Esq. Honigman Miller Schwartz and Cohn LLP 444 West Michigan Avenue Kalamazoo, Michigan 49007		EFFECTIVE DATE:
          Document will be returned to the name and address you enter above.
                 If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For Use by Domestic Profit and Nonprofit Corporations

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: CAPITOL BANCORP LTD. 2. The identification number assigned by the Bureau is: 246688.

3.           Article III of the Articles of Incorporation is hereby amended to read in its entirety as follows:

ARTICLE III.
Authorized Capital Stock and Relative Rights

A. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is seventy million (70,000,000) shares consisting of (i) twenty million (20,000,000) shares of Preferred Stock, no par value per share (the “Preferred Stock”) and (ii) fifty million (50,000,000) shares of Common Stock, no par value per share (the “Common Stock”).

B. The authorized shares of the Common Stock are all of one class with equal voting power, and each share shall be equal to every other share.

C. The shares of the Preferred Stock may be divided into and issued in one or more series.  The Board of Directors is hereby authorized to cause the preferred stock to be issued from time to time in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors.  The Board of Directors is expressly authorized to adopt such resolutions or resolutions and issue such stock from time to time as it may deem desirable.

COMPLETE ONLY ONE OF THE FOLLOWING:
4.           Profit or Nonprofit Corporation:  For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the _____ day of ________________, ________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this _____ day of _______________, ______.

By  ______________________________________

5.           Profit Corporation Only:  Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the _____ day of October, 2008, by the (check one of the following):

        ☑        shareholders at a meeting in accordance with Section 611(3) of the Act.
☐ written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act.  Written notice to shareholders who have not consented in writing has been given.  (Note:  Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)
☐ written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.
☐ board of a profit corporation pursuant to section 611(2) of the Act.

Signed this _____ day of November, 2008.

By  ______________________________________
       Cristin K. Reid, Corporate President

6.           Nonprofit corporation only:  Member, shareholder, or board approval

The foregoing amendment to the Articles of Incorporation was duly adopted on the _____ day of  ______________, ______, by the (check one of the following):

Member or shareholder approval for nonprofit corporations organized on a membership or share basis

        ☐        members or shareholders at a meeting in accordance with Section 611(2) of the Act.
☐ written consent of the members or shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act.  Written notice to members or shareholders who have not consented in writing has been given.  (Note:  Written consent by less than all of the members or shareholders is permitted only if such provision appears in the Articles of Incorporation.)
☐ written consent of all the members or shareholders entitled to vote in accordance with Section 407(3) of the Act.

Directors (only if the Articles state that the corporation is organized on a directorship basis)

☐ directors at a meeting in accordance with Section 611(2) of the Act.
☐ written consent of all directors pursuant to Section 525 of the Act.

Signed this ______ day of ______________________, ______.

By  __________________________________________

BCS/CD-515 (Rev. 03/07)

Name of Person or Organization Remitting Fees:

Honigman Miller Schwartz and Cohn LLP

Preparer's Name and Business Telephone Number:

Phillip D. Torrence, Esq.
(269) 337-7702